Exhibit 99.1

Civitas Resources Announces CEO Transition

DENVER — August 6, 2025 - Civitas Resources, Inc. (NYSE: CIVI) (“Civitas” or the “Company”) announced today that Wouter van Kempen, the current Chair of the Civitas Board of Directors (the “Board”) has been named Interim Chief Executive Officer, succeeding Chris Doyle, who is departing the Company. The Board is executing its leadership succession plan to identify the Company’s next permanent CEO.

Van Kempen has over 20 years of leadership experience in the energy industry and deep familiarity with the Company, having served as a member of the Board since February 2023. During this transition period, Howard A. Willard III, a member of the Board since 2021, will temporarily assume the role of Chair of the Board, until a permanent CEO is identified, at which time van Kempen is expected to resume his service as Chair.

Willard commented, “The Board believes this is the right time to transition to new leadership. We are excited that Wouter, a seasoned veteran of the energy industry with vast leadership experience, has agreed to serve as Interim CEO. His extensive experience as an industry executive and service as Chair of the Board make him ideally qualified to assume the role of Interim CEO. During this transition period, we will remain focused on maximizing the value of Civitas and delivering for all of our stakeholders. On behalf of the entire Board, I want to thank Chris for his contributions to the Company and wish him success in his future endeavors.”

Commenting on his appointment as Interim CEO, van Kempen said, “Every day, we navigate a fiercely competitive market for a limited pool of investor capital. I am committed to continue transforming Civitas into a world-class energy company by strengthening our performance-driven culture, executing with relentless discipline, and driving industry-leading cost efficiency, in order to maximize value for our shareholders.”

Civitas Resources, Inc.	1

About Wouter van Kempen

Wouter van Kempen has been an independent director since February 2023 and has over 20 years of experience in leadership roles in the energy industry. Mr. van Kempen currently serves as the Lead Director for Engine No. 1, an investment firm focused on companies that are powering innovation and driving US reindustrialization, and was the Chairman, President and Chief Executive Officer for DCP Midstream GP, LLC (“DCP Midstream”) from January 2013 until December 2022. Mr. van Kempen was previously DCP Midstream’s President and Chief Operating Officer from September 2012 until January 2013, where he led the gathering and processing and the marketing and logistics business units and oversaw all corporate functions of the organization; President, Gathering and Processing, from January 2012 to August 2012; and President, Midcontinent Business Unit, and Chief Development Officer, from August 2010 to December 2011. Prior to joining DCP Midstream in August 2010, Mr. van Kempen was President of Duke Energy Generation Services (“Duke Energy”) from September 2006 to July 2010 and Vice President of Mergers and Acquisitions of Duke Energy from December 2005 to September 2006. Mr. van Kempen joined Duke Energy in 2003 and served in a number of management positions. Prior to Duke Energy, Mr. van Kempen was employed by General Electric, where he served in increasing roles of responsibility, becoming the staff executive for corporate mergers and acquisitions in 1999. Mr. van Kempen holds a Masters in Business Economics from Erasmus University Rotterdam, The Netherlands.

About Civitas

Civitas Resources, Inc. is an independent exploration and production company focused on the acquisition, development and production of crude oil and liquids-rich natural gas from its premier assets in the Permian Basin in Texas and New Mexico and the DJ Basin in Colorado. Civitas’ proven business model to maximize shareholder returns is focused on four key strategic pillars: generating significant free cash flow, maintaining a premier balance sheet, returning capital to shareholders, and demonstrating ESG leadership.

Information Regarding Forward-Looking Statements

Certain statements in this communication, including those that express belief, expectation, or intention, are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding the Company’s plans and expectations with respect to the Company’s executive transition. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

The Company cautions investors that any forward-looking statements are subject to known and unknown risks and uncertainties, many of which are outside the Company’s control, and which may cause actual results and future trends to differ materially from those matters expressed in, or implied or projected by, such forward-looking statements, which speak only as of the date they are made. Risks and uncertainties that could cause actual results to differ from those described in forward-looking statements include, without limitation, the Company’s future financial condition, results of operations, strategy and plans.

Civitas Resources, Inc.	2

Additional information concerning other factors that could cause results to differ materially from those described above can be found under Item 1A. “Risk Factors” and “Management’s Discussion and Analysis” sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequently filed Quarterly Reports on Form 10-Q and in other filings and reports that the Company may file or furnish from time to time with the Securities and Exchange Commission.

All forward-looking statements speak only as of the date they are made and are based on information available at the time they were made. The Company assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Civitas Contacts

Investor Relations:

Brad Whitmarsh, 832.736.8909, bwhitmarsh@civiresources.com

Media:

Rich Coolidge, info@civiresources.com

Civitas Resources, Inc.	3